Exhibit 99.1

MoneyLion Announces Effectiveness of S-4 Registration
Statement for Proposed Business Combination with Fusion
Acquisition Corp. (NYSE: FUSE)

Special meeting of Fusion Acquisition Corp. shareholders to approve the proposed business combination to be held on September 21, 2021 at 9:00 a.m. Eastern Time.

New York, NY – September 3, 2021 – MoneyLion, Inc. (“MoneyLion”), an award-winning, data-driven, digital financial platform, today announced that the U.S. Securities and Exchange Commission (“SEC”) has declared effective the registration statement on Form S-4 relating to MoneyLion’s previously announced proposed business combination (the “Business Combination”) with Fusion Acquisition Corp. (NYSE: FUSE) (“Fusion”).

Fusion intends to file its definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the Business Combination on September 3, 2021, and a special meeting of Fusion shareholders will be held at 9:00 a.m. Eastern Time on September 21, 2021, in connection with the Business Combination (the “Special Meeting”). The Proxy Statement/Prospectus is being mailed to Fusion’s shareholders of record as of the close of business on September 2, 2021.

If the proposals at the Special Meeting are approved, the parties anticipate that the Business Combination will close on or about September 22, 2021, subject to the satisfaction or waiver (as applicable) of all other closing conditions.

Upon closing of the transaction, the combined company will be named MoneyLion Inc. and will be listed on the NYSE under the new ticker symbol “ML.”

“We are excited to reach this important milestone on our path to becoming a publicly-traded company,” said Dee Choubey, CEO and Founder of MoneyLion. “The strong user and volume growth we’ve seen over the past year only reinforces our conviction about the value of MoneyLion’s customer proposition and the opportunity in front of us, and we look forward to successfully completing the proposed business combination so that we can continue to scale, innovate and grow aggressively to help even more Americans take control of their finances and achieve their life goals.”

John James, CEO of Fusion Acquisition Corp., commented: “The MoneyLion team has executed extremely well and is poised to scale even faster driven by the company’s tremendous momentum. We are excited to present the business combination to Fusion stockholders and look forward to partnering with MoneyLion through its next phase of growth.”

As previously announced, the transaction values MoneyLion at a $2.4 billion pro forma enterprise value, representing 9x estimated 2022 adjusted net revenue of approximately $258 million. Assuming no redemptions by Fusion stockholders, the Business Combination is expected to deliver approximately $450 million cash to the MoneyLion balance sheet, net of debt paydown and expenses. This includes a $250 million fully committed and oversubscribed private investment in Fusion common stock, priced at $10.00 per share, led by funds and accounts managed by BlackRock, certain funds managed by affiliates of Apollo Global Management, Inc., and leading global technology and growth investors.

The net proceeds raised from the transaction will be used to accelerate the growth and scale of MoneyLion’s proven platform and suite of products.

Recent Financial & Operational Highlights Include:

•	On August 19, MoneyLion announced strong Q2 2021 revenue and customer growth, representing an annualized net revenue run-rate of over $150 million.
o	Net revenue increased 125% to $38.2 million, compared to $17.0 million in Q2 2020, while adjusted revenue increased 114%, reaching $36.4 million, compared to $17.0 million in Q2 2020.
o	Gross profit increased 147% to $22.3 million, compared to $9.0 million in Q2 2020.
o	Total customers grew 113% to 2.2 million, compared to 1.0 million in Q2 2020.

•	On June 19, MoneyLion announced three independent director appointments to the company’s Board of Directors (“Board”). Matt Derella, the former global vice president of revenue and content partnerships at Twitter, Lisa Gersh, co-founder of Oxygen Media and a veteran of public company boards, and Michael Paull, president of Disney+ and ESPN+, will join the MoneyLion Board effective at the closing of the Business Combination transaction. Jeff Gary from Fusion will also join the Board.

•	On June 8, MoneyLion announced the appointments of The Honorable Annette Nazareth, senior counsel at Davis Polk & Wardwell and former SEC Commissioner, and Ambassador Dwight Bush Sr., chief executive officer of DL Bush & Associates and former Ambassador to Morocco, to the company’s Board of Directors. Both appointments will be effective at the closing of the Business Combination.

The post-merger MoneyLion Board, led by non-executive Chairman John Chrystal, will be comprised of ten directors, nine of whom are independent directors as defined in the NYSE listing standards and applicable SEC rules. This includes Bush, Derella, Gary, Gersh, Nazareth and Paull and existing directors Choubey, Chrystal, vice chairman of The Bancorp, Inc., Greg DePetris, fintech and securities industry veteran, and Chris Sugden, managing partner of Edison Partners.

About MoneyLion

MoneyLion is a mobile banking and financial membership platform that empowers people to take control of their finances. Since its launch in 2013, MoneyLion has engaged with 8.5 million hard-working Americans and has earned its members’ trust by building a full-service digital platform to deliver mobile banking, lending, and investment solutions. From a single app, members can get a 360-degree snapshot of their financial lives and have access to personalized tips and tools to build and improve their credit and achieve everyday savings. MoneyLion is headquartered in New York City, with offices in Sioux Falls and Kuala Lumpur, Malaysia. MoneyLion has achieved various awards of recognition including the 2020 Forbes FinTech 50, Aite Group Best Digital Wealth Management Multiproduct offering, Finovate Award for Best Digital Bank 2019, Benzinga FinTech Awards winner for Innovation in Personal Finance 2019 and the Webby Awards 2019 People’s Voice Award.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit www.moneylion.com/investors and follow @MoneyLionIR on Twitter.

About Fusion Acquisition Corp.

Fusion Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company was founded by and is led by CEO John James (who also stands behind the global fintech, BetaSmartz, as well as co-founding emerging opportunities investment company, Boka Group), and Chairman Jim Ross (senior advisor to State Street and former Chairman of State Street Global Advisors SPDR ETFs). For more information, visit fusionacq.com.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MoneyLion’s expectations with respect to the closing of the business combination transaction between the MoneyLion and Fusion; the impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed transaction, the timing of the completion of the proposed transaction and the products and markets and expected future performance and market opportunities of MoneyLion. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of MoneyLion’s and Fusion’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion and Fusion. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of Fusion or MoneyLion is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to MoneyLion; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; MoneyLion’s ability to manage future growth; MoneyLion’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on MoneyLion’s future business; the amount of redemption requests made by Fusion’s public shareholders; the ability of Fusion or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors discussed in Fusion’s final prospectus dated June 25, 2020, Annual Report on Form 10-K for the fiscal period ended December 31, 2020 and registration statement on Form S-4 (the “Registration Statement”), in each case, under the heading “Risk Factors,” and other documents of Fusion filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither MoneyLion nor Fusion presently know or that MoneyLion and Fusion currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MoneyLion’s and Fusion’s expectations, plans or forecasts of future events and views as of the date of this communication. MoneyLion and Fusion anticipate that subsequent events and developments will cause MoneyLion’s and Fusion’s assessments to change. However, while MoneyLion and Fusion may elect to update these forward-looking statements at some point in the future, MoneyLion and Fusion specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s and Fusion’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Proposed Business Combination and Where to Find It

The proposed business combination will be submitted to shareholders of Fusion for their consideration. Fusion has filed the Registration Statement with the SEC which includes a definitive proxy statement to be distributed to Fusion’s shareholders in connection with Fusion’s solicitation for proxies for the vote by Fusion’s shareholders in connection with the proposed Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to MoneyLion’s shareholders in connection with the completion of the proposed Business Combination. Fusion will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Business Combination. Fusion’s shareholders and other interested persons are advised to read the definitive proxy statement / prospectus, in connection with Fusion’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed Business Combination, because these documents contain important information about Fusion, MoneyLion and the proposed Business Combination. Shareholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by Fusion, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Cody Slach and Alex Kovtun, (949) 574-3860, FUSE@gatewayir.com.

Participants in the Solicitation

Fusion, MoneyLion and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Fusion’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Fusion’s shareholders in connection with the proposed business combination is set forth in the Registration Statement (and in the definitive proxy statement / prospectus). You can find more information about Fusion’s directors and executive officers in Fusion’s final prospectus dated June 25, 2020, filed with the SEC on June 29, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the Registration Statement (and in the definitive proxy statement / prospectus) and other relevant documents filed with the SEC. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Investor Contacts:

Cody Slach, Alex Kovtun

Gateway Investor Relations

(949) 574-3860

FUSE@gatewayir.com

Media Contacts:

pr@moneylion.com